Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports First Quarter 2015 Financial Results

ORLANDO, Fla. – April 30, 2015 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported first quarter 2015 financial results and provided updated guidance for the full year 2015.

First quarter 2015 highlights:

•	Adjusted EBITDA totaled $57.5 million, an increase of $17.2 million, or 43 percent, year-over-year.

•	Adjusted fully diluted earnings per share (EPS) increased to $0.85, up 52 percent from $0.56 in the first quarter of 2014.

•	Company vacation ownership contract sales (which exclude residential sales) were $170.0 million, up 9.5 percent year-over-year; North America vacation ownership contract sales were $156.0 million, up 11 percent year-over-year.

•	Total company contract sales were $198.4 million, including $28.4 million of residential sales in the Asia Pacific segment.

•	Company adjusted development margin was 21.6 percent and North America adjusted development margin was 23.7 percent.

•	North America volume per guest (VPG) increased 4.7 percent year-over-year to $3,640; North America tours increased 5.3 percent year-over-year.

•	The company completed its acquisition of an operating hotel located in San Diego, California, for approximately $55 million. The company plans to begin converting the hotel to vacation ownership inventory later this year.

•	The company repurchased approximately $51 million of its common stock.

First quarter 2015 net income was $34.1 million, or $1.03 diluted earnings per share, compared to net income of $19.3 million, or $0.54 diluted earnings per share, in the first quarter of 2014. Company development margin was 21.2 percent and North America development margin was 22.7 percent in the first quarter of 2015 compared to 18.5 percent and 20.7 percent, respectively, in the first quarter of 2014.

Non-GAAP financial measures such as adjusted EBITDA, adjusted net income, adjusted earnings per share and adjusted development margin are reconciled and adjustments are shown and described in further detail on pages A-1 through A-12 of the Financial Schedules that follow.

“I’m extremely pleased with how we started 2015, with first quarter year-over-year growth in tours, VPG and adjusted development margin, all contributing to $57.5 million of Adjusted EBITDA,” said Stephen P. Weisz,

Marriott Vacations Worldwide Reports First Quarter 2015 Financial Results / 2

president and chief executive officer. “With a strong first quarter behind us, we are increasing our Adjusted EBITDA guidance range by $7 million to $222 million to $232 million.”

First Quarter 2015 Results

Company Results

Total company contract sales, excluding residential sales, were $170.0 million, $14.7 million higher than the first quarter of last year. Total company contract sales were $198.4 million, a $36.8 million, or 23 percent, increase from $161.6 million in the first quarter of 2014. The increase was driven by $30.5 million of higher contract sales in the company’s Asia Pacific segment, including $28.4 million of residential sales, and $9.5 million of higher contract sales in the company’s North America segment, partially offset by $3.2 million of lower contract sales in the company’s Europe segment.

Adjusted development margin was $33.9 million, a $4.4 million increase from the first quarter of 2014. Adjusted development margin percentage was 21.6 percent in the first quarter of 2015 compared to 19.8 percent in the first quarter of 2014. Development margin was $38.9 million, a $12.2 million increase from the first quarter of 2014. Development margin percentage was 21.2 percent in the first quarter of 2015 compared to 18.5 percent in the first quarter of 2014.

Rental revenues totaled $76.2 million, a $12.7 million increase from the first quarter of 2014, reflecting a 10 percent increase in transient keys and a 6 percent increase in transient rate. Rental revenues, net of expenses, were $16.0 million, a $9.3 million increase from the first quarter of 2014.

Resort management and other services revenues totaled $64.4 million, a $0.9 million increase from the first quarter of 2014. Resort management and other services revenues, net of expenses, were $22.0 million, a $3.4 million, or 18 percent, increase over the first quarter of 2014.

Financing revenues totaled $29.1 million, a $1.6 million decrease from the first quarter of 2014. Financing revenues, net of expenses and consumer financing interest expense, were $18.1 million, a $0.8 million decrease from the first quarter of 2014.

Adjusted EBITDA was $57.5 million in the first quarter of 2015, a $17.2 million, or 43 percent, increase from $40.3 million in the first quarter of 2014.

Segment Results

North America

VPG increased 4.7 percent to $3,640 in the first quarter of 2015 from $3,477 in the first quarter of 2014, driven mainly by improved closing efficiency and higher pricing, offset partially by fewer points purchased per contract. North America contract sales were $156.0 million in the first quarter of 2015, an increase of $9.5 million, or more than 6 percent, over the prior year period. Excluding the impact of residential sales in the first quarter of 2014, North America vacation ownership contract sales increased $15.8 million, or 11 percent, over the prior year period.

Marriott Vacations Worldwide Reports First Quarter 2015 Financial Results / 3

First quarter 2015 North America segment financial results were $97.7 million, an increase of $18.1 million from the first quarter of 2014. The increase was driven by $8.8 million of higher rental revenues net of expenses, $5.1 million of higher development margin, $3.5 million of higher resort management and other services net of expenses and $2.0 million from a charge in the prior year period in connection with the company’s interest in an equity method investment in a joint venture project in its North America segment, partially offset by $1.5 million of lower financing revenues.

Adjusted development margin was $34.4 million, a $4.6 million increase from the prior year quarter. Adjusted development margin percentage was 23.7 percent in the first quarter of 2015 compared to 22.0 percent in the first quarter of 2014. Development margin was $32.2 million, a $5.1 million increase from the first quarter of 2014. Development margin percentage was 22.7 percent in the first quarter of 2015 compared to 20.7 percent in the prior year quarter.

Asia Pacific

Total contract sales in the segment were $37.1 million, an increase of $30.5 million in the first quarter of 2015, reflecting $28.4 million of residential contract sales from the sale of all 18 units at its former Macau location. Segment financial results were $9.4 million, an $8.0 million increase from the first quarter of 2014, reflecting $7.7 million of higher development margin. Excluding the $28.4 million of residential sales, Asia Pacific contract sales were $8.7 million, $2.0 million higher than the first quarter of last year, and adjusted segment results were $3.5 million, a $2.0 million increase from the first quarter of 2014.

Europe

First quarter 2015 contract sales were $5.3 million, a decrease of $3.2 million from the first quarter of 2014. Segment financial results were breakeven, a $1.4 million decrease from the first quarter of 2014 due to lower development margin from lower contract sales.

Share Repurchase Program

During the first quarter of 2015, the company repurchased approximately $51 million of its common stock.

Balance Sheet and Liquidity

On March 27, 2015, cash and cash equivalents totaled $272.2 million. Since the beginning of the year, real estate inventory balances declined $48.3 million to $720.0 million, including $361.2 million of finished goods and $358.8 million of land and infrastructure. The company had $632.6 million in gross debt outstanding at the end of the first quarter of 2015, a decrease of $78.7 million from year-end 2014, consisting primarily of $629.2 million in gross non-recourse securitized notes. In addition, $40.0 million of gross mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the first quarter of 2015.

As of March 27, 2015, the company had $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit, and approximately $94 million of gross vacation ownership notes receivable eligible for securitization.

Marriott Vacations Worldwide Reports First Quarter 2015 Financial Results / 4

Outlook

The company is providing the following updated guidance for the full year 2015:

	Current Guidance	Previous Guidance
Adjusted EBITDA	$222 million to $232 million	$215 million to $225 million
Adjusted fully diluted earnings per share	$3.29 to $3.48	$3.16 to $3.35
Adjusted net income	$108 million to $114 million	$106 million to $112 million
Company contract sales growth (excluding residential)	5 percent to 8 percent	4 percent to 7 percent
Adjusted company development margin	21 percent to 22 percent	21 percent to 22 percent
Adjusted free cash flow	$145 million to $170 million	$135 million to $160 million

Pages A-1 through A-12 of the Financial Schedules reconcile the non-GAAP financial measures set forth above to the following full year 2015 expected GAAP results: net income of $118 million to $124 million; fully diluted EPS of $3.61 to $3.79; company development margin of 21.1 percent to 22.1 percent; and net cash provided by operating activities of $135 million to $152 million.

First Quarter 2015 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EST today to discuss these results and the updated guidance for full year 2015. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (877) 660-6853 or (201) 612-7415 for international callers. The conference ID for the recording is 13604885. The webcast will also be available on the company’s website.

###

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company, offering a diverse portfolio of quality products, programs and management expertise with 58 resorts and approximately 415,000 Owners and Members. Its brands include Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports First Quarter 2015 Financial Results / 5

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of April 30, 2015 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

FINANCIAL SCHEDULES

QUARTER 1, 2015

TABLE OF CONTENTS

Consolidated Statements of Income - 12 Weeks Ended March 27, 2015 and March 28, 2014	A-1

North America Segment Financial Results - 12 Weeks Ended March 27, 2015 and March 28, 2014	A-2

Asia Pacific Segment Financial Results - 12 Weeks Ended March 27, 2015 and March 28, 2014	A-3

Europe Segment Financial Results - 12 Weeks Ended March 27, 2015 and March 28, 2014	A-4

Corporate and Other Financial Results - 12 Weeks Ended March 27, 2015 and March 28, 2014	A-5

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 27, 2015 and March 28, 2014

A-6

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 27, 2015 and March 28, 2014

A-7

EBITDA and Adjusted EBITDA - 12 Weeks Ended March 27, 2015 and March 28, 2014	A-8

2015 Outlook - Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin	A-9

2015 Outlook - Adjusted Free Cash Flow and Normalized Adjusted Free Cash Flow	A-10

Non-GAAP Financial Measures	A-11

Consolidated Balance Sheets	A-13

Consolidated Statements of Cash Flows	A-14

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

12 Weeks Ended March 27, 2015 and March 28, 2014

(In thousands, except per share amounts)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 27, 2015	Items	March 27, 2015 **	March 28, 2014	Items	March 28, 2014 **
Revenues
Sale of vacation ownership products	$183,906	$(28,420)	$155,486	$144,850	$—	$144,850
Resort management and other services	64,417	—	64,417	63,546	—	63,546
Financing	29,052	—	29,052	30,640	—	30,640
Rental	76,199	—	76,199	63,525	—	63,525
Cost reimbursements	101,306	—	101,306	99,386	—	99,386

Total revenues	454,880	(28,420)	426,460	401,947	—	401,947

Expenses
Cost of vacation ownership products	64,962	(21,583)	43,379	46,871	—	46,871
Marketing and sales	79,995	(922)	79,073	71,220	—	71,220
Resort management and other services	42,409	—	42,409	44,896	200	45,096
Financing	4,905	—	4,905	5,104	—	5,104
Rental	60,158	—	60,158	56,790	—	56,790
General and administrative	22,777	—	22,777	21,828	—	21,828
Organizational and separation related	192	(192)	—	851	(851)	—
Litigation settlement	(262)	262	—	—	—	—
Consumer financing interest	6,021	—	6,021	6,625	—	6,625
Royalty fee	13,000	—	13,000	13,428	—	13,428
Cost reimbursements	101,306	—	101,306	99,386	—	99,386

Total expenses	395,463	(22,435)	373,028	366,999	(651)	366,348

Gains and other income	887	(887)	—	1,233	(1,233)	—
Equity in earnings	13	—	13	37	—	37
Interest expense	(2,974)	—	(2,974)	(2,147)	—	(2,147)
Impairment charge on equity investment	—	—	—	(2,000)	2,000	—

Income before income taxes	57,343	(6,872)	50,471	32,071	1,418	33,489
Provision for income taxes	(23,289)	975	(22,314)	(12,763)	(621)	(13,384)

Net income	$34,054	$(5,897)	$28,157	$19,308	$797	$20,105

Earnings per share - Basic	$1.05		$0.87	$0.55		$0.58

Earnings per share - Diluted	$1.03		$0.85	$0.54		$0.56

Basic Shares	32,299		32,299	34,875		34,875
Diluted Shares	33,009		33,009	35,882		35,882

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 27, 2015			March 28, 2014
Contract Sales
Vacation ownership	$169,950			$155,249
Residential products	28,420			6,326

Total contract sales	$198,370			$161,575

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. Beginning with the fourth quarter of 2014, we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended March 27, 2015 and March 28, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 27, 2015	Items	March 27, 2015 **	March 28, 2014	Items	March 28, 2014 **
Revenues
Sale of vacation ownership products	$141,728	$—	$141,728	$131,342	$—	$131,342
Resort management and other services	58,575	—	58,575	57,160	—	57,160
Financing	27,056	—	27,056	28,561	—	28,561
Rental	71,715	—	71,715	59,323	—	59,323
Cost reimbursements	92,854	—	92,854	89,943	—	89,943

Total revenues	391,928	—	391,928	366,329	—	366,329

Expenses
Cost of vacation ownership products	40,501	—	40,501	41,505	—	41,505
Marketing and sales	69,017	—	69,017	62,687	—	62,687
Resort management and other services	36,968	—	36,968	39,089	—	39,089
Rental	54,611	—	54,611	51,037	—	51,037
Organizational and separation related	139	(139)	—	17	(17)	—
Litigation settlement	(262)	262	—	—	—	—
Royalty fee	1,260	—	1,260	1,677	—	1,677
Cost reimbursements	92,854	—	92,854	89,943	—	89,943

Total expenses	295,088	123	295,211	285,955	(17)	285,938

Gains and other income	880	(880)	—	1,242	(1,242)	—
Equity in earnings	16	—	16	39	—	39
Impairment charge on equity investment	—	—	—	(2,000)	2,000	—

Segment financial results	$97,736	$(1,003)	$96,733	$79,655	$775	$80,430

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 27, 2015			March 28, 2014
Contract Sales
Vacation ownership	$155,993			$140,177
Residential products	—			6,326

Total contract sales	$155,993			$146,503

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended March 27, 2015 and March 28, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 27, 2015	Items	March 27, 2015 **	March 28, 2014	Items	March 28, 2014 **
Revenues
Sale of vacation ownership products	$36,278	$(28,420)	$7,858	$6,268	$—	$6,268
Resort management and other services	863	—	863	906	—	906
Financing	1,006	—	1,006	1,057	—	1,057
Rental	2,352	—	2,352	1,975	—	1,975
Cost reimbursements	866	—	866	941	—	941

Total revenues	41,365	(28,420)	12,945	11,147	—	11,147

Expenses
Cost of vacation ownership products	21,996	(21,583)	413	1,453	—	1,453
Marketing and sales	5,557	(922)	4,635	3,778	—	3,778
Resort management and other services	850	—	850	700	—	700
Rental	2,496	—	2,496	2,596	—	2,596
Royalty fee	157	—	157	177	—	177
Cost reimbursements	866	—	866	941	—	941

Total expenses	31,922	(22,505)	9,417	9,645	—	9,645

Gains and other income	3	(3)	—	(8)	8	—
Equity in losses	(3)	—	(3)	(2)	—	(2)

Segment financial results	$9,443	$(5,918)	$3,525	$1,492	$8	$1,500

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 27, 2015			March 28, 2014
Contract Sales
Vacation ownership	$8,659			$6,624
Residential products	28,420			—

Total contract sales	$37,079			$6,624

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Asia Pacific segment revenues and expenses for the twelve weeks ended March 28, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended March 27, 2015 and March 28, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 27, 2015	Items	March 27, 2015 **	March 28, 2014	Items	March 28, 2014 **
Revenues
Sale of vacation ownership products	$5,900	$—	$5,900	$7,240	$—	$7,240
Resort management and other services	4,979	—	4,979	5,480	—	5,480
Financing	990	—	990	1,022	—	1,022
Rental	2,132	—	2,132	2,227	—	2,227
Cost reimbursements	7,586	—	7,586	8,502	—	8,502

Total revenues	21,587	—	21,587	24,471	—	24,471

Expenses
Cost of vacation ownership products	852	—	852	1,446	—	1,446
Marketing and sales	5,421	—	5,421	4,755	—	4,755
Resort management and other services	4,591	—	4,591	5,107	200	5,307
Rental	3,051	—	3,051	3,157	—	3,157
Royalty fee	76	—	76	102	—	102
Cost reimbursements	7,586	—	7,586	8,502	—	8,502

Total expenses	21,577	—	21,577	23,069	200	23,269

Gains and other income	4	(4)	—	—	—	—

Segment financial results	$14	$(4)	$10	$1,402	$(200)	$1,202

	As Reported			As Reported
	12 Weeks Ended			12 Weeks Ended
	March 27, 2015			March 28, 2014
Contract Sales	$5,298			$8,448

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Europe segment revenues and expenses for the twelve weeks ended March 28, 2014 have been restated to reclassify a portion of Cost reimbursements from the Asia Pacific segment to the Europe segment to correct certain immaterial prior period errors. Beginning with the fourth quarter of 2014 we have combined results from Other into Resort management and other services and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks Ended March 27, 2015 and March 28, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 27, 2015	Items	March 27, 2015 **	March 28, 2014	Items	March 28, 2014 **
Expenses
Cost of vacation ownership products	$1,613	$—	$1,613	$2,467	$—	$2,467
Financing	4,905	—	4,905	5,104	—	5,104
General and administrative	22,777	—	22,777	21,828	—	21,828
Organizational and separation related	53	(53)	—	834	(834)	—
Consumer Financing Interest	6,021	—	6,021	6,625	—	6,625
Royalty fee	11,507	—	11,507	11,472	—	11,472

Total expenses	$46,876	$(53)	$46,823	$48,330	$(834)	$47,496

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	Corporate and Other consists of results not specifically attributable to an individual segment, including expenses incurred to support our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, and the fixed royalty fee payable under the license agreements that we entered into with Marriott International in connection with the spin-off, as well as consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended
	March 27, 2015	March 28, 2014
Contract sales
Vacation ownership	$169,950	$155,249
Residential products	28,420	6,326

Total contract sales	198,370	161,575

Revenue recognition adjustments:
Reportability[1]	(1,513)	(4,554)
Sales Reserve[2]	(8,367)	(7,651)
Other[3]	(4,584)	(4,519)

Sale of vacation ownership products	$183,906	$144,851

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	12 Weeks Ended	Certain	Reportability	12 Weeks Ended	12 Weeks Ended	Certain	Reportability	12 Weeks Ended
	March 27, 2015	Items	Adjustment	March 27, 2015 **	March 28, 2014	Items	Adjustment	March 28, 2014 **
Sale of vacation ownership products	$183,906	$(28,420)	1,513	$156,999	$144,850	$—	$4,554	$149,404
Less:
Cost of vacation ownership products	64,962	(21,583)	562	43,941	46,871	—	1,414	48,285
Marketing and sales	79,995	(922)	105	79,178	71,220	—	374	71,594

Development margin	$38,949	$(5,915)	$846	$33,880	$26,759	$—	$2,766	$29,525

Development margin percentage[1]	21.2%			21.6%	18.5%			19.8%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In thousands)

	12 Weeks Ended
	March 27, 2015	March 28, 2014
Contract sales
Vacation ownership	$155,993	$140,177
Residential products	—	6,326

Total contract sales	155,993	146,503

Revenue recognition adjustments:
Reportability[1]	(3,444)	(4,400)
Sales Reserve[2]	(6,334)	(6,327)
Other[3]	(4,487)	(4,434)

Sale of vacation ownership products	$141,728	$131,342

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

(In thousands)

			Revenue				Revenue
	As Reported		Recognition	As Adjusted	As Reported		Recognition	As Adjusted
	12 Weeks Ended	Certain	Reportability	12 Weeks Ended	12 Weeks Ended	Certain	Reportability	12 Weeks Ended
	March 27, 2015	Items	Adjustment	March 27, 2015 **	March 28, 2014	Items	Adjustment	March 28, 2014 **
Sale of vacation ownership products	$141,728	$—	$3,444	$145,172	$131,342	$—	$4,400	$135,742
Less:
Cost of vacation ownership products	40,501	—	980	41,481	41,505	—	1,376	42,881
Marketing and sales	69,017	—	324	69,341	62,687	—	414	63,101

Development margin	$32,210	$—	$2,140	$34,350	$27,150	$—	$2,610	$29,760

Development margin percentage[1]	22.7%			23.7%	20.7%			22.0%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks Ended March 27, 2015 and March 28, 2014

(In thousands)

	As Reported		As Adjusted	As Reported		As Adjusted
	12 Weeks Ended	Certain	12 Weeks Ended	12 Weeks Ended	Certain	12 Weeks Ended
	March 27, 2015	Items	March 27, 2015 **	March 28, 2014	Items	March 28, 2014 **
Net income	$34,054	$(5,897)	$28,157	$19,308	$797	$20,105
Interest expense[1]	2,974	—	2,974	2,147	—	2,147
Tax provision	23,289	(975)	22,314	12,763	621	13,384
Depreciation and amortization	4,065	—	4,065	4,658	—	4,658

EBITDA **	$64,382	$(6,872)	$57,510	$38,876	$1,418	$40,294

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED OUTLOOK

(In thousands, except per share amounts)

	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Net income	$118	$124
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related and other charges[1]	2	2
Gain on dispositions[2]	(10)	(10)
Bulk sales[3]	(6)	(6)
Provision for income taxes on adjustments to net income	4	4

Adjusted net income**	$108	$114

Earnings per share - Diluted[4]	$3.61	$3.79
Adjusted earnings per share - Diluted**, 4	$3.29	$3.48
Diluted shares[4]	32.8	32.8

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Organizational and separation related and other charges adjustment includes $1.9 million for organizational and separation related efforts.
[2]	Gain on dispositions adjustment includes a $0.9 million gain associated with the sale of a golf course and adjacent undeveloped land as well as an estimated gain on the sale of undeveloped and partially developed land, an operating golf course, spa and clubhouse and related assets, both in our North America segment.
[3]	Bulk sales adjustment includes the net $5.9 million of pre-tax income associated with the sale of the 18 units in the Asia Pacific segment.
[4]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through April 28, 2015.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED EBITDA OUTLOOK

(In thousands)

	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Adjusted net income **	$108	$114
Interest expense[1]	13	13
Tax provision	79	83
Depreciation and amortization	22	22

Adjusted EBITDA**	$222	$232

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Total MVW
	Fiscal Year 2015 (low)	Fiscal Year 2015 (high)
Development margin[1]	21.1%	22.1%
Adjustments to reconcile Development margin to Adjusted development margin
Revenue recognition reportability	(0.1%)	(0.1%)

Adjusted development margin**, 1	21.0%	22.0%

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2015 ADJUSTED FREE CASH FLOW AND NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In thousands)

	Current Guidance
	Low	High	Mid-Point	Adjustments		Normalized
Adjusted net income **	$108	$114	$111	$—		$111
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	73	75	74	—		74
Deferred income taxes / income taxes payable	15	17	16	—		16
Net changes in assets and liabilities:
Notes receivable originations	(284)	(290)	(287)	—		(287)
Notes receivable collections	268	272	270	—		270
Inventory[2]	30	34	32	(42)[2]		(10)
Purchase of operating hotel for future conversion to inventory[3]	(47)	(47)	(47)	47	[3]	—
Liability for Marriott Rewards customer loyalty program	(26)	(22)	(24)	24	[5]	—
Organizational and separation related and other charges	(2)	(2)	(2)	2	[6]	—
Other working capital changes	—	1	1	(4)[7]		(3)

Net cash provided by operating activities	135	152	144	27		171
Capital expenditures for property and equipment (excluding inventory):
New sales centers[4]	(20)	(18)	(19)	19	[4]	—
Organizational and separation related capital expenditures	(5)	(5)	(5)	5	[6]	—
Other	(32)	(30)	(31)	11	[8]	(20)
Decrease in restricted cash	1	5	3	—		3
Borrowings from securitization transactions	300	306	303	(45)[9]		258
Repayment of debt related to securitizations	(241)	(247)	(244)	—		(244)

Free cash flow**	138	163	151	17		168
Adjustments:
Organizational and separation related and other charges	7	7	7	(7)[6]		—

Adjusted free cash flow**	$145	$170	$158	$10		$168

**	Denotes non-GAAP financial measures. Please see pages A-11 and A-12 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
[2]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[3]	Represents adjustment for investment in an operating hotel prior to future conversion to inventory.
[4]	Represents incremental investment in new sales centers, mainly to support new sales distributions.
[5]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[6]	Represents costs associated with organizational and separation related efforts.
[7]	Represents normalized other working capital changes.
[8]	Represents normalized capital expenditures for property and equipment.
[9]	Represents normalized borrowings from securitization transactions.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures, including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain items in the 12 weeks ended March 27, 2015 and March 28, 2014, and exclude gains on a disposition in the 12 weeks ended March 27, 2015 and March 28, 2014, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain items and gains. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain items and gains with results from other vacation ownership companies.

Certain items—12 weeks ended March 27, 2015. In our Statement of Income for the 12 weeks ended March 27, 2015, we recorded $6.0 million of net pre-tax items, which included a $28.4 million adjustment to exclude the bulk sale of 18 units in our Asia Pacific segment recorded under the “sale of vacation ownership products” caption, with corresponding adjustments of $21.6 million and $0.9 million to the “Cost of vacation ownership products” and Marketing and sales” captions, respectively, and $0.2 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, partially offset by a $0.3 million reversal of an accrual associated with a 2014 golf course disposition recorded under the “Litigation settlement” caption because actual costs were lower than expected.

Certain items—12 weeks ended March 28, 2014. In our Statement of Income for the 12 weeks ended March 28, 2014, we recorded $2.7 million of net pre-tax items, which included a $2.0 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment charge on equity investment” caption and $0.9 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, partially offset by a $0.2 million reversal of a severance accrual in our Europe segment recorded under the “Resort management and other services” caption because actual costs were lower than expected.

Gain on the disposition of a golf course and adjacent undeveloped land—12 weeks ended March 27, 2015. In our Statement of Income for the 12 weeks ended March 27, 2015, we recorded a net $0.9 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption.

Gain on the disposition of a golf course and adjacent undeveloped land—12 weeks ended March 28, 2014. In our Statement of Income for the 12 weeks ended March 28, 2014, we recorded a net $1.2 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain items as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain items and gains, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain items and gains. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain items and gains with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash items, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited)
	March 27, 2015	January 2, 2015
ASSETS
Cash and cash equivalents	$272,180	$346,515
Restricted cash (including $29,310 and $34,986 from VIEs, respectively)	62,016	109,907
Accounts and contracts receivable (including $4,132 and $4,992 from VIEs, respectively)	114,863	109,700
Vacation ownership notes receivable (including $675,411 and $750,680 from VIEs, respectively)	888,193	917,228
Inventory	724,520	772,784
Property and equipment	188,431	147,379
Other	138,666	120,503

Total Assets	$2,388,869	$2,524,016

LIABILITIES AND EQUITY
Accounts payable	$76,569	$114,079
Advance deposits	63,439	60,192
Accrued liabilities (including $552 and $1,088 from VIEs, respectively)	171,325	165,969
Deferred revenue	27,018	38,818
Payroll and benefits liability	73,347	93,073
Liability for Marriott Rewards customer loyalty program	84,811	89,285
Deferred compensation liability	44,598	41,677
Mandatorily redeemable preferred stock of consolidated subsidiary	38,856	38,816
Debt (including $629,220 and $708,031 from VIEs, respectively)	618,946	696,450
Other	59,960	27,071
Deferred taxes	87,494	78,883

Total Liabilities	1,346,363	1,444,313

Preferred stock - $.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock - $.01 par value; 100,000,000 shares authorized; 36,333,814 and 36,089,513 shares issued, respectively	363	361
Treasury stock - at cost; 4,602,258 and 3,996,725 shares, respectively	(277,629)	(229,229)
Additional paid-in capital	1,128,615	1,137,785
Accumulated other comprehensive income	11,452	17,054
Retained earnings	179,705	153,732

Total Equity	1,042,506	1,079,703

Total Liabilities and Equity	$2,388,869	$2,524,016

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	12 weeks ended
	March 27, 2015	March 28, 2014
OPERATING ACTIVITIES
Net income	$34,054	$19,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,065	4,658
Amortization of debt issuance costs	1,267	1,369
Provision for loan losses	8,437	7,470
Share-based compensation	2,643	2,274
Deferred income taxes	8,600	(1,712)
Equity method income	(13)	(37)
Gain on disposal of property and equipment, net	(887)	(1,233)
Non-cash litigation settlement	(262)	—
Impairment charges on equity investment	—	2,000
Net change in assets and liabilities:
Accounts and contracts receivable	(4,643)	(25,348)
Notes receivable originations	(48,946)	(44,921)
Notes receivable collections	67,518	71,068
Inventory	44,883	19,617
Purchase of operating hotel for future conversion to inventory	(46,614)	—
Other assets	(8,096)	2,791
Accounts payable, advance deposits and accrued liabilities	(25,064)	(9,483)
Liability for Marriott Rewards customer loyalty program	(4,474)	(7,000)
Deferred revenue	(11,624)	(3,449)
Payroll and benefit liabilities	(19,583)	(16,348)
Deferred compensation liability	2,921	700
Other liabilities	27,937	26,849
Other, net	(50)	(284)

Net cash provided by operating activities	32,069	48,289

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(10,562)	(1,056)
Increase in restricted cash	47,103	12,555
Dispositions, net	197	21,796

Net cash provided by investing activities	36,738	33,295

FINANCING ACTIVITIES
Repayment of debt related to securitization transactions	(78,811)	(80,789)
Proceeds from vacation ownership inventory arrangement	5,375	—
Repurchase of common stock	(51,281)	(37,436)
Payment of dividends	(8,081)	—
Proceeds from stock option exercises	90	468
Payment of withholding taxes on vesting of restricted stock units	(9,061)	(4,142)
Other	80	—

Net cash used in financing activities	(141,689)	(121,899)

Effect of changes in exchange rates on cash and cash equivalents	(1,453)	34
DECREASE IN CASH AND CASH EQUIVALENTS	(74,335)	(40,281)
CASH AND CASH EQUIVALENTS, beginning of period	346,515	199,511

CASH AND CASH EQUIVALENTS, end of period	$272,180	$159,230